CONSENT OF COUNSEL

We consent to the reference to our firm under the heading “Legal Counsel” in Post-Effective Amendment No. 75 to the Registration Statement on Form N-1A of Horizon Funds, as filed with the Securities and Exchange Commission on or about July 8, 2026.

KILPATRICK TOWNSEND & STOCKTON LLP

By:	/s/ Jeffrey T. Skinner
Jeffrey T. Skinner, a Partner